Exhibit 10.19


                      WEST COAST DISTRIBUTORSHIP AGREEMENT


     THIS AGREEMENT, made and entered into effective as from the 21st day of February, 1997, by and among Tajima Industries, Ltd., a company incorporated and existing under the laws of Japan and having its principal office at 19-22 Shirakabe 3-chome, Higashiku, Nagoya 461, Japan ("TAJIMA"); Nomura Trading Co., Ltd., a company incorporated and existing under the laws of Japan and having its main office at 7-8, Higashi-Kanda 1- chome, Chiyoda-ku, Tokyo 101, Japan ("NTC"); Nomura (America) Corp., a company incorporated and existing under the laws of New York State and having its main office at 60 East 42nd Street, New York, N.Y. 10165, U.S.A. ("NAC"); and Hirsch International Corp., a corporation incorporated and existing under the laws of New York State and having its principal office at 200 Wireless Blvd., Hauppauge, New York 11788, U.S.A. ("DISTRIBUTOR");

                                   WITNESSETH:

     WHEREAS, Tokai Industrial Sewing Machine Co., Ltd. ("TOKAI") is the manufacturer of the PRODUCTS (as defined in Clause 1 (a) below), which are sold exclusively for TOKAI by TAJIMA and which are marketed in the United States by NTC and NAC;

     WHEREAS, DISTRIBUTOR has substantial technical expertise and marketing know-how with respect to the distribution of high quality embroidery machines in the TERRITORY (as defined in Clause 1 (b) below);

     WHEREAS, TAJIMA, NTC and NAC are willing to appoint DISTRIBUTOR as their sole distributor of the PRODUCTS in the said TERRITORY on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants herein contained, the parties hereby agree as follows:

     CLAUSE 1. DEFINITIONS

     (a) The term "PRODUCTS" shall mean the models of "TAJIMA" brand embroidery machines such as TMFX-C Series and TMEX-C Series manufactured by TOKAI, and may hereafter be amended from time to time by written notice to DISTRIBUTOR.

     (b) The term "TERRITORY" shall mean the States of Arizona, California, Hawaii, Idaho, Montana, Nevada, Oregon, Utah, Washington and Wyoming and shall not include any other areas.

     CLAUSE 2. APPOINTMENT AND RESPONSIBILITIES

     (a) Subject to the terms and conditions contained herein, TAJIMA, NTC and NAC


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hereby jointly agree to appoint DISTRIBUTOR as the exclusive distributor of
the  PRODUCTS  within  the  TERRITORY,   and  DISTRIBUTOR  hereby  accepts  such
appointment.

     (b) DISTRIBUTOR shall use its best efforts to promote the maximum sale and distribution of the PRODUCTS within the TERRITORY, and shall devote such time as is necessary for effective promotion of the PRODUCTS. In connection therewith DISTRIBUTOR shall maintain an active and effective commercial organization designed to maximize sales of the PRODUCTS.

     (c) DISTRIBUTOR shall not have the right to sell and/or distribute the PRODUCTS, either directly or indirectly, to any area than the TERRITORY. However, DISTRIBUTOR may sell in any area other than the TERRITORY upon the written consent from NAC, which will be issued after being agreed upon between NAC and the party having sales right in such area.

     (d) During the term of this Agreement, DISTRIBUTOR shall not in the TERRITORY, directly, indirectly, or in conjunction with any third party, solicit orders for, distribute, sell, or manufacture, products of any type which are competitive with the PRODUCTS, or assist, inspire, or promote others in such activities.

     CLAUSE 3. ORDER AND PAYMENT

     (a) DISTRIBUTOR shall, with respect to the calendar quarter commencing on April 1, 1997, and for all calendar quarters thereafter during the term of this Agreement, submit to TAJIMA through NAC a quarterly report setting forth its forecast of the quantity of the PRODUCTS which DISTRIBUTOR expects to purchase for such quarter. The forecast with respect to the calendar quarter commencing on April 1, 1997 shall be submitted to NAC no later than February 28, 1997, and each such subsequent forecast shall be submitted to NAC not later than sixty
(60) days prior to the first day of the relevant quarter.

     (b) DISTRIBUTOR agrees to make all purchases of the PRODUCTS by submitting purchase orders for the PRODUCTS to NAC. All such sales by and between NAC and DISTRIBUTOR shall be upon the terms and conditions contained in the NAC's form of "Confirmation of Sale", including, but not limited to, price, delivery, risk of loss, retention of title, and payment (the "INDIVIDUAL CONTRACT").

     Provided, however, in the event of a conflict between the terms of any such Confirmation of Sale and this Agreement, the terms and conditions of this Agreement shall control.

     (c) DISTRIBUTOR agrees to buy the PRODUCTS based on the current price list provided by NAC. The said price list may be modified from time to time by written

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notice to DISTRIBUTOR, and, any such modification shall apply to all orders submitted on or after the date of written notice to DISTRIBUTOR of such modification.

     CLAUSE 4. TERM

     The initial term of this Agreement shall be for a period of five (5) years, from the date first set forth above through February 20, 2002. Thereafter, the term of this Agreement shall be renewable for successive five (5) years period, provided that a written agreement to such effect shall be executed by the parties hereto with respect to each such renewal not later than two (2) months prior to the expiration of the theneffective term.

     CLAUSE 5. MINIMUM SALES QUANTITY

     (a) During the term of this agreement, DISTRIBUTOR shall sell on a yearly basis in the TERRITORY not less than the minimum sales quantities of the PRODUCTS specified below:

     One Hundred (100) units of TMFX-C Series and One Hundred and Twenty (120) units of TMEX-C Series for the first year ending February 20, 1998.

     The minimum sales quantities of the second year onwards shall be determined by the parties concerned not later than the end of each calendar year.

     Individual sale shall be established if DISTRIBUTOR makes delivery the PRODUCTS to its end user.

     (b) Distributor shall submit to TAJIMA via NAC a monthly report in writing as to the sales quantities not later than the 10th day of the following calendar month. In the event that DISTRIBUTOR receives a request from NAC, DISTRIBUTOR shall submit to NAC evidence of sale including the date of sale, the name of customer, the model name and quantity of the PRODUCTS and the machine number of the PRODUCTS.

     (c) In the event that this Agreement shall be renewed beyond the initial five (5) year term, the minimum quantity DISTRIBUTOR shall be required to sell for each such additional year shall be as defined in the written agreement setting forth such renewal.

     CLAUSE 6. REPORTS

     To facilitate proper planning and production by TAJIMA and TOKAI, in addition to the quarterly reports required pursuant to paragraph (a) of Clause 3 above, DISTRIBUTOR shall submit a written report to TAJIMA via NAC describing the

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latest market conditions and trends in the TERRITORY, and such other market and customer information as TAJIMA may request, at least once every calendar quarter during the term of this Agreement.

     CLAUSE 7. PROMOTION

     (a) DISTRIBUTOR shall carry out advertising and promotional activities for the PRODUCTS within the TERRITORY to an extent and in a manner that is customary in the trade (or as NTC and NAC shall otherwise reasonably specify) in order to promote sales of the PRODUCTS effectively. All costs and expenses associated with such advertising and promotional activities, including, without limitation, costs and expenses relating to consultants, mailings, preparation of samples, and customer solicitations and contacts, shall be borne by DISTRIBUTOR.

     (b) TAJIMA shall, without charge and at the request of DISTRIBUTOR, furnish DISTRIBUTOR with such reasonable quantities of samples and advertising materials as TAJIMA may determine to be necessary or desirable to support DISTRIBUTOR's advertising and promotional activities.

     (c) (1) TAJIMA grants to the DISTRIBUTOR the exclusive right to use the TOKAI or TAJIMA trademark (collectively the "TRADEMARK") in the TERRITORY in connection with the promoting, marketing, advertising, and selling of the PRODUCTS, and the DISTRIBUTOR agrees to market the PRODUCTS under the TRADEMARK.

     (2) The TRADEMARK is and shall remain the exclusive property of TOKAI and TAJIMA respectively, and nothing contained herein shall give to the DISTRIBUTOR any interest in the TRADEMARK, except the right to use them in connection with the promoting, marketing, advertising, and selling of the PRODUCTS. Upon expiration of this Agreement or its earlier termination, for whatever cause, the DISTRIBUTOR shall abandon at once any use of the TRADEMARK or any mark or name confusingly similar thereto.

     (3) The DISTRIBUTOR agrees to take all reasonable steps to protect the TRADEMARK and to ensure TOKAI's and TAJIMA's continuing exclusive ownership and right to use the TRADEMARK in the TERRITORY. In the event that the DISTRIBUTOR becomes aware that any person (the "INFRINGER") is engaging in any activity which infringes the TRADEMARK, the DISTRIBUTOR shall promptly notify TOKAI or TAJIMA, as the case may be, of the details of such sales or activities and the identity of the INFRINGER. Thereafter, if either TOKAI or TAJIMA should, in its sole discretion, decide to institute an infringement action against the INFRINGER in any court, the DISTRIBUTOR shall cooperate with TOKAI or

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     TAJIMA, as the case may be, in the prosecution of such litigation.

     CLAUSE 8. WARRANTY

     (a) TAJIMA warrants the PRODUCTS against defective material and workmanship for a period of one (1) year from the date such PRODUCTS are shipped (the shipping date shall be determined by the B/L date) from Japan. The obligations of TAJIMA under this warranty shall be limited to providing for the repair or replacement, in accordance with the warranty adjustment policies of TAJIMA, of any PRODUCTS and/or parts found defective and of which TAJIMA is advised by DISTRIBUTOR or a customer within one hundred eighty (180) days from the date of delivery of the defective PRODUCTS and/or parts to the customer; provided always, however, that the date of receipt by TAJIMA of such notice falls strictly within one (1) year of the warranty term as provided in the foregoing of this paragraph (a). The repair or replacement of defective PRODUCTS and/or parts shall be at TAJIMA's expense, except that the DISTRIBUTOR or customer shall have the obligation to return such defective PRODUCTS or parts to NAC.

     (b) The warranty set forth in this Clause 8 is contingent upon proper use in the application for which the PRODUCTS are intended and shall be void as to: the PRODUCTS which have been modified or altered; the PRODUCTS which have been subjected to negligence, misuse, accident, or unusual physical stress; or the PRODUCTS used in contravention of the procedures, instructions, recommendations, and warnings specified in the TAJIMA's operation manual or otherwise by TAJIMA.

     (c) THIS WARRANTY IS EXPRESSLY MADE IN LIEU OF ANY AND ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH WARRANTIES TOKAI, TAJIMA, NAC AND NTC HEREBY EXPRESSLY DISCLAIM. TOKAI'S, TAJIMA'S, NAC'S AND NTC'S SOLE OBLIGATION SHALL BE THE EXPRESS WARRANTY GIVEN IN CLAUSE 8, PARAGRAPH (A) ABOVE, AND TOKAI, TAJIMA, NAC AND NTC SHALL IN NO EVENT BE LIABLE FOR ANY OTHER INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR OTHER DAMAGES OR LOSS (INCLUDING WITHOUT LIMITATION LOST PROFITS), WHETHER ARISING IN CONTRACT OR TORT, WHETHER FORESEEABLE OR UNFORESEEABLE, ARISING OUT OF THE DESIGN, MANUFACTURE, SALE, USE, OR REPAIR OF THE PRODUCTS.


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     CLAUSE 9. RESOLUTION OF CUSTOMER DISPUTES

     As among TAJIMA, TOKAI, NAC, NTC and DISTRIBUTOR, DISTRIBUTOR shall be solely and exclusively responsible for any and all claims and liabilities with respect to third parties arising from the purchase or use of the PRODUCTS consequent to any sale of the PRODUCTS within the TERRITORY, except as provided in Clause 8 (b) hereof.

     CLAUSE 10. TERMINATION OR NON-RENEWAL

     (a) In the event that any default shall be committed by any of the parties hereto in the performance of its obligations hereunder or under the INDIVIDUAL CONTRACT, the party or parties suffering from such default shall notify the offending party of such default in writing and shall demand correction. If such default is not corrected within thirty (30) days from the date of notification thereof, the suffering party or parties shall have the right to terminate this Agreement by a written notification to that effect of the offending party.

     (b) Should any material change occur in ______ current Class B shareholders, directors, or officers of DISTRIBUTOR, or should there occur any direct or indirect change in control of DISTRIBUTOR, the other parties hereto shall have the right at their discretion to determine such change to constitute a material breach hereof, and notwithstanding the generality provided in the foregoing paragraph (a) may forthwith terminate this Agreement by a notice to DISTRIBUTOR in writing.

     (c) DISTRIBUTOR shall notify TAJIMA via NAC of any actual or expected material change in the current Class B shareholders, directors, or officers of itself or of any subsidiary which acts as a distributor hereunder prior to 90 days of the date of any such change.

     (d) Notwithstanding paragraph (a) above, this Agreement shall terminate automatically without written notification upon the bankruptcy, receivership, insolvency, liquidation, dissolution or corporate reorganization of any of the parties hereto, or upon any assignment by any of the parties hereto for the benefit of creditors.

     (e) Notwithstanding anything in this Agreement to the contrary, TAJIMA may terminate this Agreement or terminate the exclusivity granted hereunder by providing written notice to DISTRIBUTOR within thirty (30) days after the end of any year in which DISTRIBUTOR fails to purchase the minimum quantities of the PRODUCTS specified in Clause 5 hereof.

     (f) In the event that TAJIMA issues notice to terminate this Agreement, TAJIMA shall repurchase the PRODUCTS which have been shipped (the shipping date shall be determined by the B/L date) from Japan within 120 days prior to the date of said

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notice,  at the  price at which  the  PRODUCTS  were  sold to  DISTRIBUTOR.
TAJIMA's obligation to repurchase the PRODUCTS hereunder shall only apply to unused, salable PRODUCTS that have not been altered or damaged in any way. Additionally, in such event, any or all purchase orders outstanding from DISTRIBUTOR may be cancelled or completed at TAJIMA's option.

     (g) In the event that DISTRIBUTOR issues notice to terminate this Agreement, all purchase orders for the PRODUCTS outstanding at that time shall be completed, and DISTRIBUTOR shall remain responsible for the performance of all obligations associated therewith.

     (h) Upon the expiration or earlier termination of this Agreement for any cause whatsoever, DISTRIBUTOR agrees to return to TAJIMA all advertising and promotional materials, price lists, technical documents, documents outlining terms and conditions of sale, and any other information embodied in tangible form in the possession of DISTRIBUTOR.

     (i) DISTRIBUTOR hereby expressly waives any rights it may have to recover any damages from TAJIMA, NAC or NTC, and any other rights which it may have against TAJIMA, NAC or NTC as a result of the termination of this Agreement.

     CLAUSE 11. ASSIGNMENTS

     DISTRIBUTOR shall not assign this Agreement or any of its rights and obligations hereunder either directly or indirectly to any other person or entity without the prior written consent of all of the other parties hereto.

     CLAUSE 12. CONFIDENTIALITY

     (a) Each of the parties hereto shall treat and maintain as confidential all materials and information provided by the other parties pursuant to this Agreement, and each party shall use its best efforts to cause all shareholders, directors, officers, employees, and agents of such party to keep such materials and information confidential.

     (b) The materials and information to be kept confidential pursuant to provisions of the foregoing paragraph shall include, without limitation, any and all data concerning assembly, operations, technical drawings, instruction manuals, computer software and other information relating to the PRODUCTS. Such information shall remain the exclusive property of TAJIMA, shall not be used, copied or reproduced by DISTRIBUTOR without the consent of TAJIMA, and shall be protected at least to the same extent that DISTRIBUTOR protects its own strictly confidential information.

     (c) The obligations set forth in this Clause 11 shall survive any termination of this Agreement.

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     CLAUSE 13. NO WAIVER

     The failure of any party hereto to enforce at any time or for any period of time any of its rights or entitlements under any provision of this Agreement shall not be construed as a waiver of such provision or of the rights of such party subsequently to demand enforcement of such provision.

     CLAUSE 14. FORCE MAJEURE

     No party hereto shall be liable in any manner for failure or delay in the fulfillment of all or any part of this Agreement where such failure or delay results directly or indirectly from act of God, war warlike hostilities, sanctions, mobilizations, blockade, embargo, detention, revolution, riot, looting, strike, lockout, labor dispute, plague or other epidemics, fire, flood, act of government, inability to obtain materials or supplies, or any other causes or circumstances beyond the reasonable control of such party.

     CLAUSE 15. ARBITRATION AND APPLICABLE LAW

     All disputes which may arise between some or all of the parties hereto arising out of, in relation to or in connection with this Agreement or the breach hereof shall be finally settled by arbitration held in Japan pursuant to the rules of conciliation and arbitration of the Japan Commercial Arbitration Association. Any award resulting from such arbitration shall be final and binding upon the parties concerned, and judgement upon the award rendered may be entered in any court of competent jurisdiction or application may be made to such court for judicial acceptance of such award and an order of enforcement, as the case may be. This Agreement shall be governed, construed and enforced in accordance with the laws of Japan.

     CLAUSE 16. ENTIRE AGREEMENT AND GOVERNING LANGUAGE

     This Agreement cancels and supersedes all previous agreements, written or oral, and contains the entire understanding of the parties hereto with respect to the subject matter hereof and shall not be amended or modified except in writing and signed by each of the parties hereto. This Agreement is executed in both the Japanese and English languages, but in the event of any discrepancy between such texts the Japanese version shall control.

     CLAUSE 17. NOTICES

     All notices hereunder shall be given (i) by hand, (ii) by registered or certified mail return receipt requested, (iii) by recognized overnight courier delivery service or (iv) by telecopy, answerback requested, to the addresses first above written or to such addresses or telecopy numbers as may be subsequently designated by the concerned.

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     Any such notice  shall be effective  for all purposes of this  Agreement on the date (A) of receipt if delivered personally, (B) ten (10) days after posting if transmitted by mail, (C) three (3) days after delivery to a recognized overnight courier service, or (D) one (1) day after transmission with confirmed answerback, if transmitted by telecopy.

     CLAUSE 18. NO ORAL MODIFICATION

     No waiver, modification or change of this Agreement or the terms and conditions herein contained shall be valid or binding on either party unless agreed to in writing by competent officers of each of the parties hereto.

     CLAUSE 19. HEADINGS

     The headings as used herein are for convenience of reference only and shall not define or limit the provisions hereof.

     CLAUSE 20. HOLIDAYS

     Should any of the dates set forth herein on which notice is required to be given or action taken by any party fall on a Saturday, Sunday or holiday either as recognized by Japan or the United States, then the date on which such notice is required to be given or action taken shall be the next business day following such Saturday, Sunday or holiday.

     CLAUSE 21. INDEPENDENT CONTRACTOR

     The relationship established between TAJIMA, NAC, NTC and DISTRIBUTOR by this Agreement is solely that of seller and buyer. The DISTRIBUTOR is an independent contractor and is in no way the legal representative of TOKAI, TAJIMA, NAC, or NTC. In no event is DISTRIBUTOR authorized to, nor shall it, assume or incur any obligation of any kind, express or implied, on behalf of TOKAI, TAJIMA, NAC or NTC. The DISTRIBUTOR shall at all times identify himself as an independent contractor who has been appointed as a distributor for the PRODUCTS in the TERRITORY.

     CLAUSE 22. SEVERABILITY

     If any one or more of the provisions of this Agreement should be found to be illegal or unenforceable, then all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby. If any covenant set forth herein is found to be illegal or unenforceable, it is the intention of the parties that such covenant shall not thereby be terminated, but shall be deemed amended to the extent necessary to render it valid and enforceable.

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     CLAUSE 23. COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall evidence the same agreement, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     CLAUSE 24. U.N. CONVENTION

     The parties hereto hereby agree that the United Nations Convention of Contracts for the International Sale of Goods shall not apply to this Agreement.



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


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.



                                                     TAJIMA INDUSTRIES LTD.
                                                     ("TAJIMA")


                                                     \s\ Hitoshi Tajima
                                                     ------------------------
                                                     Name:  Hitoshi Tajima
                                                     Title:  President



                                                     NOMURA TRADING CO., LTD.
                                                     ("NTC")


                                                     \s\ Noboru Takahara
                                                     ------------------------
                                                     Name:  Noboru Takahara
                                                     Title:  General Manager of
                                                             Machinery Division


                                                     NOMURA (AMERICA) CORP.
                                                     ("NAC")


                                                     \s\ Masami Ikeuchi
                                                     ------------------------
                                                     Name:  Masami Ikeuchi
                                                     Title:  President


                                                     HIRSCH INTERNATIONAL CORP.
                                                     ("DISTRIBUTOR")


                                                     \s\ Henry Arnberg
                                                     ------------------------
                                                     Name:  Henry Arnberg
                                                     Title:  President



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